                                                                       Exhibit G
                              Custodian Agreement


     This Agreement between Sun Capital Advisers Trust, a Delaware business trust (the "FUND") and State Street Bank and Trust Company, a Massachusetts trust company (THE CUSTODIAN"),

                                  Witnesseth:

     Whereas, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     Whereas, the Fund intends that this Agreement be applicable to the series listed on

Schedule I to this Agreement (the "INITIAL PORTFOLIOS") (the Initial Portfolios, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18, are referred to herein as the "PORTFOLIO(S)");

     Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.     Employment of Custodian and Property to be Held by It
               -----------------------------------------------------

     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "BOARD") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.

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Section 2.     Duties of the Custodian with Respect to Property of the Fund Held
               -----------------------------------------------------------------
               By the Custodian in the United States
               -------------------------------------

     Section 2.1    Holding Securities.  The Custodian shall hold and physically
                    ------------------
segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section
2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("DIRECT PAPER") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "DIRECT PAPER SYSTEM") pursuant to Section 2.9.

     Section 2.2    Delivery of Securities.  The Custodian shall release and
                    ----------------------
deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("DIRECT PAPER SYSTEM ACCOUNT") only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such
                                                    --------
          case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed
                     --- ----
          upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;
                                   --- ----

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the then-currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15)  For any other proper purpose, but only upon receipt of, in addition to
                                        --- ----
          Proper Instructions from the Fund on behalf of the applicable Portfolio, a copy of a resolution of the Board or of the Executive Committee thereof signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary thereof (a "CERTIFIED RESOLUTION"), specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery such securities shall be made.

     Section 2.3    Registration of Securities.  Domestic securities held by the
                    --------------------------
Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a
                  ------
nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" (i.e., a third party's name) or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in a third party's name, the Custodian's obligation to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers shall be solely to exercise its best efforts.

     Section 2.4    Bank Accounts.  The Custodian shall open and maintain a
                    -------------
separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 ACT"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided,
                                                                   --------
however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     Section 2.5    Collection of Income.  Subject to the provisions of
                    --------------------
Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     Section 2.6    Payment of Fund Monies.  Upon receipt of Proper Instructions
                    ----------------------
on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment to the lender of securities of the amount of dividends received in respect of the securities sold short;

     7)   For any other proper purpose, but only upon receipt of, in addition to
                                        --- ----
          Proper Instructions from the Fund on behalf of the Portfolio, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper *[trust/corporate] purpose, and naming the person or persons to whom such payment is to be made.

     Section 2.7    Appointment of Agents.  The Custodian may at any time or
                    ---------------------
times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the
                                            --------
appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     Section 2.8    Deposit of Fund Assets in U.S. Securities Systems.  The
                    -------------------------------------------------
Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the United States Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act , which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. SECURITIES SYSTEM" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. SECURITIES SYSTEM ACCOUNT") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Section 15 hereof;

     6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     Section 2.9    Fund Assets Held in the Custodian's Direct Paper System.
                    -------------------------------------------------------
The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

     2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio;

     6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

     Section 2.10   Segregated Account.  The Custodian shall upon receipt of
                    ------------------
Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of, in
                --- ----
addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a copy of a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper trust purpose.

     Section 2.11   Ownership Certificates for Tax Purposes.  The Custodian
                    ---------------------------------------
shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     Section 2.12   Proxies.  The Custodian shall, with respect to the domestic
                    -------
securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.13   Communications Relating to Portfolio Securities.  Subject to
                    -----------------------------------------------
the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


Section 3.   The Custodian as Foreign Custody Manager of the Portfolios
             ----------------------------------------------------------

     Section 3.1   Definitions.  The following capitalized terms shall have the
                   -----------
indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment;

economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(2) of Rule 17f-5.

"MANDATORY SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency meeting the requirements of an Eligible Foreign Custodian (as defined in Rule 17f-5), that, either as a legal or practical matter, must be used if the Fund, on the Portfolios' behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

     Section 3.2    Delegation to the Custodian as Foreign Custody Manager.  The
                    ------------------------------------------------------
Fund, by resolution adopted by the Board, hereby delegates to the Custodian with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

     Section 3.3    Countries Covered.  The Foreign Custody Manager shall be
                    -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the Agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 hereof.

     Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

     The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such other period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     Section 3.4    Scope of Delegated Responsibilities.
                    -----------------------------------

     3.4.1.  Selection of Eligible Foreign Custodians.  Subject to the
             ----------------------------------------
provisions of this Section 3, the Portfolios' Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2.  Contracts With Eligible Foreign Custodians.  The Foreign Custody
             ------------------------------------------
Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3.  Monitoring.  In each case in which the Foreign Custody Manager
             ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor at intervals reasonable under the circumstance the initial and continuing appropriateness of (i) maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

     Section 3.5    Guidelines for the Exercise of Delegated Authority.  It
                    --------------------------------------------------
shall not be the responsibility of the Foreign Custody Manager to consider Country Risk as part of its delegated responsibilities pursuant to this Agreement The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this
Section 3 with respect to Mandatory Securities Depositories.

     Section 3.6    Standard of Care as Foreign Custody Manager of the
                    --------------------------------------------------
Portfolios. In performing the responsibilities delegated to it, the Foreign
----------
Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise. The Foreign Custody Manager agrees to promptly notify the Board if the Foreign Custody Manager believes it cannot perform its duties as set forth herein in accordance with the foregoing standard of care, either generally or with respect to a specific country set forth on Schedule A.


     Section 3.7    Reporting Requirements.  The Foreign Custody Manager shall
                    ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B. Amended Schedules A and B and such reports of material change shall be provided to the Board no later than the regularly scheduled quarterly Board meeting next following the event to be reported. If the Foreign Custody Manger determines, in the exercise of its duty as Foreign Custody Manager, that any matter should be reported prior to such a Board meeting, it shall direct such report to the Fund's secretary. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3 after the occurrence of the material change.

     Section 3.8    Representations with Respect to Rule 17f-5.  The Foreign
                    ------------------------------------------
Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

     Section 3.9    Effective Date and Termination of the Custodian as Foreign
                    ----------------------------------------------------------
Custody Manager.  The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days (or such other date to which the parties may agree in writing) after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


Section 4.     Duties of the Custodian with Respect to Property of the
               -------------------------------------------------------
               Portfolios Held Outside of the United States
               --------------------------------------------

     Section 4.1    Definitions. Capitalized terms in this Section 4 shall have
                    -----------
the following meanings:

"FOREIGN SECURITIES SYSTEM" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2    Holding Securities.  The Custodian shall identify on its
                    ------------------
books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the
                              ----------------
Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3    Foreign Securities Systems.  Except as may otherwise be
                    --------------------------
agreed in writing by the Fund and the Custodian, foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

     Section 4.4    Transactions in Foreign Custody Account.
                    ---------------------------------------

     4.4.1.    Delivery of Foreign Securities.  The Custodian or a Foreign Sub-
               ------------------------------
Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolios in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that
                                                                 --------
            in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

     (xii)  for any other proper purpose, but only upon receipt of, in addition
                                          --- ----
            to Proper Instructions, a copy of a Certified Resolution specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2.    Payment of Portfolio Monies.  Upon receipt of Proper
               ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against receipt of Foreign Assets; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3.    Market Conditions; Mandatory Securities Depositories.
               -----------------  ---------------------------------
Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

     The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     The Custodian shall provide to the Board (and, in accordance with Proper Instructions, its duly-authorized agents) reports advising the Fund promptly after any change in the foreign custody arrangements of the Fund involving a Mandatory Securities Depository. The Custodian will act in accordance with Proper Instructions with respect to the liquidation or other withdrawal of Foreign Assets from a Mandatory Securities Depository.

     In the event that the Custodian shall in the future offer review or other information services or shall accept, under Rule 17f-5, delegated responsibility, with respect to Mandatory Securities Depositories other than as set forth herein, it agrees that it shall notify the Fund thereof and negotiate in good faith with the Fund with respect thereto.


     Section 4.5    Registration of Foreign Securities.  The foreign securities
                    ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.6    Bank Accounts.  The Custodian shall identify on its books as
                    -------------
belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

     Section 4.7    Collection of Income.  The Custodian shall use reasonable
                    --------------------
commercial efforts to promptly collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     Section 4.8    Shareholder Rights. With respect to the foreign securities
                    ------------------
held pursuant to this Agreement, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may, in certain countries, have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.9    Communications Relating to Foreign Securities.  The
                    ---------------------------------------------
Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power

     Section 4.10   Liability of Foreign Sub-Custodians and Foreign Securities
                    ----------------------------------------------------------
Systems.  Each agreement pursuant to which the Custodian employs as a Foreign
-------
Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11   Tax Law.   The Custodian shall have no responsibility or
                    -------
liability for any obligations now or hereafter imposed on the Fund or the Portfolios or the Custodian as custodian of the Portfolios (i.e., other than its general business presence in any jurisdiction) by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Portfolio to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Portfolio as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund or any Portfolio is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.


     Section 4.12   Conflict. If the Custodian is delegated the responsibilities
                    --------
of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.

     Section 4.13   Direction as to Special Sub-Custodians.  Upon receipt by the
                    --------------------------------------
Custodian of Proper Instructions, the Custodian shall, on behalf of one or more of the Portfolios, appoint one or more banks, trust companies or other entities described in such Proper Instructions (and not part of the Custodian's then-current network of sub-custodian banks) to be a Sub-Custodian for the purpose of effecting any transaction(s) described in such Proper Instructions (each such entity a "Special Sub-Custodian"). Each such duly-appointed Special Sub-Custodian shall be listed on Schedule B hereto. In connection with the appointment of any Special Sub-Custodian, the Custodian shall enter into an agreement with the Special Sub-Custodian the form of which shall be approved by the Fund. The Custodian shall not be liable to, and shall be kept indemnified by, the Fund for any loss, damage or expense suffered or incurred by such Fund, any Portfolio or the Custodian, resulting from the actions or omissions of a Special Sub-Custodian. The Custodian shall not be foreign custody manager under Rule 17f-5 for any Special Sub-Custodian.


Section 5.     Payments for Sales or Repurchases or Redemptions of Shares
               ----------------------------------------------------------

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


Section 6.     Proper Instructions
               -------------------

     Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with
Section 2.10.


Section 7.     Actions Permitted without Express Authority
               -------------------------------------------

     The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to
                     --------
          the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 8.     Evidence of Authority
               ---------------------

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a Certified Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


Section 9.     Duties of Custodian with Respect to the Books of Account and
               ------------------------------------------------------------
               Calculation of Net Asset Value and Net Income
               ---------------------------------------------

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of each Portfolio, shall itself keep such books of account and/or compute such net asset value per Share of each Portfolio. Such computation shall be made in accordance with (1) the provisions of the Fund's Declaration of Trust and By-laws, as they may from time to time be amended and delivered to the Custodian,
(2) the votes of the Board of Trustees of the Fund at the time in force and applicable, as they may from time to time be delivered to the Custodian, (3) Proper Instructions, (4) the relevant Portfolio's Prospectus, and (5) the Fund's pricing procedures, as they may from time to time be delivered to the Custodian.

     If so directed, the Custodian shall also calculate daily the net income of each Portfolio as described in such Portfolio's Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculation of the daily income of each Portfolio shall be made at the time or times described from time to time in such Portfolio's Prospectus.

     The Custodian shall submit to all regulatory and administrative bodies having jurisdiction over the Fund or the Custodian, as the case may be, whether at present or in the future, any information, reports, or other property of the Fund or the Custodian, respectively, which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any records or other property of the Fund it has prepared by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Agreement.

In the event of an act, omission, error or delay relating to the calculation of any net asset value per Share of a Portfolio which leads to losses, costs or expenses to such Portfolio for which a party to the Agreement may be liable, the Fund, the applicable Portfolio and the parties will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or such Portfolio or its present or former shareholders, in order that each party's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives.


Section 10.    Records
               -------

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund, include certificate numbers in such tabulations.


Section 11.    Opinion of Fund's Independent Accountant
               ----------------------------------------

     The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.


Section 12.    Reports to Fund by Independent Public Accountants
               -------------------------------------------------

     The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 13.    Compensation of Custodian
               -------------------------

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian and as set forth in a fee schedule attached to and made a part of this Agreement..


Section 14.    Responsibility of Custodian
               ---------------------------

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism, or (B) part of the "prevailing country risk" of the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses beyond the commercially reasonable care of the Custodian or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct and except taxes based on the income of the Custodian, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     In no event shall the Custodian be liable for indirect, special or consequential damages.


Section 15.    Effective Period, Termination and Amendment
               -------------------------------------------

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided,
                                                                 --------
however that the Custodian shall not with respect to a Portfolio act under
Section 2.8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided further,
                                                          -------- -------
however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements incurred through the date of termination.


Section 16.    Successor Custodian
               -------------------

     If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

     In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.


Section 17.    Interpretive and Additional Provisions
               --------------------------------------

     In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no
                                                            --------
such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.


Section 18.    Additional Funds
               ----------------

     In the event that the Fund establishes one or more series of Shares in addition to the Initial Portfolios with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.


Section 19.    Massachusetts Law to Apply
               --------------------------

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


Section 20.    Prior Agreements
               ----------------

     This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.


Section 21. Notices.
            -------

     Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

     To the Fund:        Sun Capital Advisers Trust
                         One Sun Life Executive Park
                         SC 3527
                         Wellesley Hills, Massachusetts 02481
                         Attention: Susan Walsh
                         Telephone: (781) 446-1805
                         Telecopy: (781) 239-1682


     To the Custodian:   State Street Bank and Trust Company
                         150 Newport Avenue, AFB4
                         North Quincy, Massachusetts  02171
                         Attention: Janine L. Cohen
                         Telephone: (617) 985-6173
                         Telecopy: (617) 985-8992

     Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


Section 22.    Reproduction of Documents
               -------------------------

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 23.    Shareholder Communications Election
               -----------------------------------

     SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [X] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO  [ ]   The Custodian is not authorized to release the Fund's name, address, and share positions.

Section 24.    Year 2000.
               ---------

     State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same-century and multi-century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years. If any changes are required, State Street will make the changes to its products at no cost to the Fund and in a commercially reasonable time frame and will require third-party suppliers to do likewise.


Section 25.      Declaration of Trust.
                 --------------------

       A copy of the Fund's Declaration of Trust is on file with the Secretary of State of The State of Delaware and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund in such capacity and not individually. It is agreed that obligations of the Fund hereunder shall not be binding personally upon any of the Trustees, shareholders, officers, agents or employees of the Fund, but shall bind only the trust property of the Fund as provided in the Declaration of Trust. No Portfolio of the Fund shall be liable for the obligations of any other Portfolio of the Fund. No obligations of the Fund that relate to a particular Portfolio
              ----------------------------------------------------------------
shall be attributable to or affect any other Portfolio of the Fund but shall
----------------------------------------------------------------------------
only relate to the particular Portfolio.
---------------------------------------

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of October 30, 1998.

Sun Capital Advisers Trust                 Fund  Signature Attested To By:


By: /s/ Robert P. Vrolyk                   By: /s/ Maura A. Murphy
    -------------------------------            ---------------------------------

Name: Robert P. Vrolyk                     Name: Maura A. Murphy
      -----------------------------        -------------------------------------

Title: Treasurer                           Title:  Secretary
       ----------------------------        -------------------------------------




State Street Bank and Trust Company        Signature Attested to By:


By: /s/ Ronald E. Logue                    By: /s/ Thomas M. Lenz
    -------------------------------            ---------------------------------


Name:  Ronald E. Logue                     Name: Thomas M. Lenz
       ----------------------------              -------------------------------


Title: Executive Vice President            Title: Vice President
       ----------------------------               ------------------------------

                                   SCHEDULE I


                         Sun Capital Money Market Fund
                     Sun Capital Investment Grade Bond Fund
                          Sun Capital Real Estate Fund

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories

Argentina                    Citibank, N.A.                                          --

Australia                    Westpac Banking Corporation                             --

Austria                      Erste Bank der Oesterreichischen                        --
                             Sparkassen AG

Bahrain                      British Bank of the Middle East (as delegate of The     --
                             Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                   Standard Chartered Bank                                 --

Belgium                      Generale de Banque                                      --

Bermuda                      The Bank of Bermuda Limited                             --

Bolivia                      Banco Boliviano Americano S.A.                          --

Botswana                     Barclays Bank of Botswana Limited                       --

Brazil                       Citibank, N.A.                                          --

Bulgaria                     ING Bank N.V.                                           --

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories

Canada                       Canada Trustco Mortgage Company                         ---

Chile                        Citibank, N.A.                                          --

People's Republic of China   The Hongkong and Shanghai Banking Corporation           --
                             Limited, Shanghai and Shenzhen branches

Colombia                     Cititrust Colombia S.A.                                 --
                             Sociedad Fiduciaria

Croatia                      Privredna Banka Zagreb d.d                              --

Cyprus                       Barclays Bank Plc.                                      --
                             Cyprus Offshore Banking Unit

Czech Republic               Ceskoslovenska Obchodni                                 --
                             Banka, A.S.
                                                                                     --
Denmark                      Den Danske Bank                                         --

Ecuador                      Citibank, N.A.                                          --

Egypt                        National Bank of Egypt                                  --

Estonia                      Hansabank                                               --

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country                      Subcustodian                                            Non-Mandatory Depositories
Finland                      Merita Bank Limited                                     --

France                       Banque Paribas                                          --

Germany                      Dresdner Bank AG                                        --

Ghana                        Barclays Bank of Ghana Limited                          --

Greece                       National Bank of Greece S.A.                            The Bank of Greece,
                                                                                     System for Monitoring Transactions in
                                                                                     Securities in Book-Entry Form

Hong Kong                    Standard Chartered Bank                                 --

Hungary                      Citibank Budapest Rt.                                   --

Iceland                      Icebank Ltd.

India                        Deutsche Bank AG                                        --

                             The Hongkong and Shanghai
                             Banking Corporation Limited

Indonesia                    Standard Chartered Bank                                 --

Ireland                      Bank of Ireland                                         --

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories

Israel                       Bank Hapoalim B.M.                                      --

Italy                        Banque Paribas                                          --

Ivory Coast                  Societe Generale de Banques                             --
                             en Cote d'Ivoire

Jamaica                      Scotiabank Jamaica Trust and Merchant                   --
                             Bank Ltd.

Japan                        The Daiwa Bank, Limited                                 Japan Securities Depository Center
                             The Fuji Bank, Limited

Jordan                       British Bank of the Middle East                         --
                             (as delegate of The Hongkong and Shanghai Banking
                             Corporation Limited)

Kenya                        Barclays Bank of Kenya Limited                          --

Republic of Korea            The Hongkong and Shanghai Banking
                             Corporation Limited

Lativia                      JSC Hansabank-Latvija                                   --

Lebanon                      British Bank of the Middle East
                             (as delegate of The Hongkong and
                             Shanghai Banking Corporation Limited)

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories
Lithuania                    Vilniaus Bankas AB                                      --

Malaysia                     Standard Chartered Bank                                 --
                             Malaysia Berhad

Mauritius                    The Hongkong and Shanghai                               --
                             Banking Corporation Limited

Mexico                       Citibank Mexico, S.A.                                   --

Morocco                      Banque Commerciale du Maroc

Namibia                      (via) Standard Bank of South Africa                     --

The Netherlands              MeesPierson N.V.                                        --

New Zealand                  ANZ Banking Group                                       --
                             (New Zealand) Limited

Norway                       Christiania Bank og                                     --
                             Kreditkasse

Oman                         British Bank of the Middle East                         --
                             (as delegate of The Hongkong and
                             Shanghai Banking Corporation Limited)


Pakistan                     Deutsche Bank AG                                        --

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories
Peru                         Citibank, N.A.                                          --

Philippines                  Standard Chartered Bank                                 --

Poland                       Citibank (Poland) S.A.                                  --
                             Bank Polska Kasa Opieki S.A.

Portugal                     Banco Comercial Portugues                               --

Romania                      ING Bank N.V.                                           --

Russia                       Credit Suisse First Boston AO, Moscow                   --
                             (as delegate of Credit Suisse
                             First Boston, Zurich)

Singapore                    The Development Bank                                    --
                             of Singapore Limited

Slovak Republic              Ceskoslovenska Obchodna                                 --
                             Banka, A.S.

Slovenia                     Banka Creditanstalt d.d.                                --

South Africa                 Standard Bank of South Africa Limited                   --

Spain                        Banco Santander, S.A.                                   --

                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories
Sri Lanka                    The Hongkong and Shanghai                               --
                             Banking Corporation Limited

Swaziland                    Standard Bank Swaziland Limited                         --

Sweden                       Skandinaviska Enskilda Banken                           --

Switzerland                  UBS AG                                                  --

Taiwan - R.O.C.              Central Trust of China                                  --

Thailand                     Standard Chartered Bank                                 --

Trinidad & Tobago            Republic Bank Limited                                   --

Tunisia                      Banque Internationale Arabe de Tunisie                  --

Turkey                       Citibank, N.A.                                          --
                             Ottoman Bank

Ukraine                      ING Bank, Ukraine                                       --

United Kingdom               State Street Bank and Trust Company,                    --
                             London Branch

Uruguay                      Citibank, N.A.                                          --

Venezuela                    Citibank, N.A.                                          --


                                                  STATE STREET                                  SCHEDULE A
                                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                      Subcustodian                                            Non-Mandatory Depositories
Zambia                       Barclays Bank of Zambia Limited                         --

Zimbabwe                     Barclays Bank of Zimbabwe Limited

Euroclear (The Euroclear System)/State Street/London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)


                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                           Mandatory Depositories

Argentina                         Caja de Valores S.A.

Austrialia                        Austraclear Limited
                                  Reserve Bank Information and Transfer System

Austria                           Oesterreichische Kontrollbank AG
                                  (Wertpapiersammelbank Division)

Belgium                           Caisse Interprofessionnelle de Depot et de Virement de
                                  Titres S.A.

                                  Banque Nationale de Belgique

Brazil                            Companhia Brasileira de Liquidacao e Custodia
                                  (CBLC)

                                  Bolsa de Valores de Rio de Janeiro
                                  All SSB clients presently use CBLC

                                  Central de Custodia e de Liquidacao Financeira de

Bulgaria                          Central Depository AD

                                  Bulgarian National Bank

Canada                            The Canadian Depository for Securities Limited

People's Republic of China        Shanghai Securities Central Clearing and Registration
                                  Corporation

                                  Shenzhen Securities Central Clearing Co., Ltd.

Croatia                           Ministry of Finance

                                  National Bank of Croatia

Czech Republic                    Stredisko cennych papiru

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


10/02/98

                                                                                                                          SCHEDULE B


                                                            STATE STREET
                                                       GLOBAL CUSTODY NETWORK
                                                      MANDATORY* DEPOSITORIES


Country                                                     Mandatory Depositories

                                                            Czech National Bank

Denmark                                                     Vaedipapircentralen (the Danish Securities Center)

Egypt                                                       Misr Company for Clearing, Settlement, and Central
                                                            Depository

Estonia                                                     Eesti Vaartpaberite Keskdepositoorium

Finland                                                     The Finnish Central Securities Depository

France                                                      Societe Interprofessionnelle pour la Compensation
                                                            des Valeurs Mobilieres (SICOVAM)

Germany                                                     Deutsche Borse Clearing AG

Greece                                                      The Central Securities Depository
                                                            (Apothetirion Titlon AE)

Hong Kong                                                   The Central Clearing and Settlement System

                                                            Central Money Markets Unit

Hungary                                                     The Central Depository and Clearing House
                                                            (Budapest) Ltd. (KELER)
                                                            [Mandatory for Gov't Bonds only; SSB does not use for
                                                            other securities]

India                                                       The National Securities Depository Limited

Indonesia                                                   Bank Indonesia

Ireland                                                     Central Bank of Ireland
                                                            Securities Settlement Office

Israel                                                      The Tel Aviv Stock Exchange Clearing House Ltd.
                                                            Bank of Israel

Italy                                                       Monte Titoli S.p.A.

                                                            Banca d'Italia

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/02/98

                                                                      SCHEDULE B


                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                Mandatory Depositories

Jamaica                                The Jamaican Central Securities Depository

Japan                                  Bank of Japan Net System

Kenya                                  Central Bank of Kenya

Republic of Korea                      Korea Securities Depository Corporation

Latvia                                 The Latvian Central Depository

Lebanon                                The Custodian and Clearing Center of Financial
                                       Instruments for Lebanon and the Middle East (MIDCLEAR)
                                       S.A.L.

                                       The Central Bank of Lebanon

Lithuania                              The Central Securities Depository of Lithuania

Malaysia                               The Malaysian Central Depository Sdn. Bhd.

                                       Bank Negara Malaysia,
                                       Scripless Securities Trading and Safekeeping System

Mauritius                              The Central Depository & Settlement Co. Ltd.

Mexico                                 S.D. INDEVAL, S.A. de C.V. (Instituto para el
                                       Deposito de Valores)

Morocco                                Maroclear

The Netherlands                        Nederlands Centraal Instituut voor
                                       Giraal Effectenverkeer B.V. (NECIGEF)

                                       De Nederlandsche Bank N.V.

New Zealand                            New Zealand Central Securities Depository Limited

Norway                                 Verdipapirsentralen (the Norwegian Registry of
                                       Securities)

Oman                                   Muscat Securities Market

Pakistan                               Central Depository Company of Pakistan Limited

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/02/98

                                                                      SCHEDULE B


                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                                Mandatory Depositories

Peru                                   Caja de Valores y Liquidaciones S.A.
                                       (CAVALI)

Philippines                            The Philippines Central Depository, Inc.

                                       The Registry of Scripless Securities
                                       (ROSS) of the Bureau of the Treasury

Poland                                 The National Depository of Securities
                                       (Krajowy Depozyt Papierow WartoNciowych)

                                       Central Treasury Bills Registrar

Portugal                               Central de Valores Mobiliarios (Central)

Romania                                National Securities Clearing, Settlement and
                                       Depository Co.

                                       Bucharest Stock Exchange Registry Division

Singapore                              The Central Depository (Pte) Limited
                                       Monetary Authority of Singapore

Slovak Republic                        Stredisko Cennych Papierov
                                       National Bank of Slovakia

Slovenia                               Klirinsko Depotna Druzba d.d.

South Africa                           The Central Depository Limited

Spain                                  Servicio de Compensacion y
                                       Liquidacion de Valores, S.A.

                                       Banco de Espana,
                                       Central de Anotaciones en Cuenta

Sri Lanka                              Central Depository System
                                       (Pvt) Limited

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/02/98

                                                                                                                          SCHEDULE B


                                                            STATE STREET
                                                       GLOBAL CUSTODY NETWORK
                                                      MANDATORY* DEPOSITORIES


Country                                                     Mandatory Depositories

Sweden                                                      Vardepapperscentralen AB
                                                            (the Swedish Central Securities Depository)

Switzerland                                                 Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                                             The Taiwan Securities Central Depository Co., Ltd.

Thailand                                                    Thailand Securities Depository Company Limited

Tunisia                                                     Societe Tunisienne Interprofessionelle de
                                                            Compensation et de Depot de Valeurs Mobilieres

                                                            Central Bank of Tunisia

                                                            Tunisian Treasury

Turkey                                                      Takas ve Saklama Bankasi A.S.
                                                            (TAKASBANK)

                                                            Central Bank of Turkey

Ukraine                                                     The National Bank of Ukraine

United Kingdom                                              The Bank of England,
                                                            The Central Gilts Office and
                                                            The Central Moneymarkets OFfice

Uruguay                                                     Central Bank of Uruguay

Venezuela                                                   Central Bank of Venezuela

Zambia                                                      Lusaka Central Depository Limited

                                                            Bank of Zambia

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/02/98

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                             Brief Description
-------------------------------                             -----------------
(Frequency)

The Guide to Custody in World Markets                       An overview of
-------------------------------------                       safekeeping and
(annually)                                                  settlement practices
                                                            and procedures in
                                                            each market in which
                                                            State Street
                                                            Bank and Trust
                                                            Company offers
                                                            custodial services.

Global Custody Network Review                               Information relating
-----------------------------                               to the operating
(annually)                                                  history andstructure
                                                            of depositories and
                                                            subcustodians
                                                            located in the
                                                            markets in which
                                                            State Street Bank
                                                            and Trust Company
                                                            offers custodial
                                                            services, including
                                                            transnational
                                                            depositories.

Global Legal Survey                                         With respect to
-------------------                                         each market in
(annually)                                                  which State Street
                                                            Bankand Trust
                                                            Company offers
                                                            custodial services,
                                                            opinionsrelating to
                                                            whether local law
                                                            restricts (i) access
                                                            of a fund's
                                                            independent public
                                                            accountants to books
                                                            and records of a
                                                            Foreign Sub-
                                                            Custodian or Foreign
                                                            Securities System,
                                                            (ii) the Fund's
                                                            ability to recover
                                                            in the event of
                                                            bankruptcy or
                                                            insolvency of a
                                                            Foreign Sub-
                                                            Custodian or Foreign
                                                            Securities System,
                                                            (iii) the Fund's
                                                            ability to recover
                                                            in the event of a
                                                            loss by a Foreign
                                                            Sub-Custodian or
                                                            Foreign Securities
                                                            System, and (iv) the
                                                            ability to a foreign
                                                            investor to convert
                                                            cash and cash
                                                            equivalents to U.S.
                                                            dollars.

Subcustodian Agreements                                     Copies of the
-----------------------                                     subcustodian
(annually)                                                  contracts State
                                                            Street Bank and
                                                            Trust Company has
                                                            entered into with
                                                            each subcustodian in
                                                            the markets in which
                                                            State Street Bank
                                                            and Trust Company
                                                            offers subcustody
                                                            services to its US
                                                            mutual fund clients.

Network Bulletins (weekly):                                 Developments of
                                                            interest to
                                                            investors in the
                                                            markets in which
                                                            State Street Bank
                                                            and Trust Company
                                                            offers custodial
                                                            services.

Foreign Custody Advisories (as necessary):                  With respect to
                                                            markets in which
                                                            State Street Bank
                                                            and Trust Company
                                                            offers custodial
                                                            services which
                                                            exhibit special
                                                            custody risks,
                                                            developments which
                                                            may impact State
                                                            Street's ability to
                                                            deliver expected
                                                            levels of services.

                      STATE STREET BANK AND TRUST COMPANY

                   GLOBAL CUSTODY AND ACCOUNTING FEE SCHEDULE

                                      FOR

                           SUN CAPITAL ADVISERS TRUST

I.  GLOBAL CUSTODY

       Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

                    HOLDING       HOLDINGS                     HOLDING         HOLDINGS
                   CHARGES IN        AND                      CHARGES IN          AND
                   BASIS POINTS  TRANSACTION                  BASIS POINTS   TRANSACTION
COUNTRY            (ANNUAL FEE)   CHARGES        COUNTRY      (ANNUAL FEE)     CHARGES
==========================================================================================
Argentina                  45.0         $125     Luxembourg           35.0            $100

Australia                   5.0         $ 25     Malaysia             15.0            $ 50

Austria                    15.0         $ 25     Mauritus             45.0            $125

Bangladesh                 45.0         $125     Mexico               15.0            $ 50

Belgium                    15.0         $ 50     Morocco              35.0            $100

Bolivia*                   45.0         $125     Namibia              45.0            $125

Botswana                   35.0         $100     Netherlands          15.0            $ 50

Brazil                     35.0         $100     New Zealand           5.0            $ 25

Canada                      5.0         $ 25     Norway               15.0            $ 50

Chile                      45.0         $125     Pakistan             45.0            $125

China                      35.0         $100     Peru                 45.0            $125

Colombia                   45.0         $125     Philippines          15.0            $ 50

Cyprus                     45.0         $125     Poland               45.0            $125

Czech Republic             35.0         $100     Portugal             15.0            $ 50

Denmark                     5.0         $ 25     Russia*              50.0            $300

Ecuador*                   35.0         $100     Singapore            15.0            $ 50

Egypt                      35.0         $100     Slovakia*            45.0            $125

Euroclear                   5.0         $ 25     South Africa          5.0            $ 25

Finland                    15.0         $ 50     South Korea          45.0            $125

France                      5.0         $ 25     Spain                15.0            $ 50

Germany                     5.0         $ 25     Sri Lanka            35.0            $100

Ghana                      35.0         $100     Sweden               15.0            $ 50

Greece                                  $125     Switzerland           5.0            $ 25

Hong Kong                  15.0         $ 50     Taiwan               35.0            $100

Hungary                    45.0         $125     Thailand             15.0            $ 50

India                      45.0         $125     Trinidad &           35.0            $100
                                                 Tobago*

Indonesia                  15.0         $ 50     Tunisia*             45.0            $125

Ireland                    15.0         $ 50     Turkey               35.0            $100

Israel                     35.0         $100     United Kingdom        5.0            $ 25

Italy                       5.0         $ 25     Uruguay              45.0            $125

Jamaica*                   45.0         $125     USA                   1.5   SSB repos or
                                                                             Euros-$7;
                                                                             DTC/Fed/PTC
                                                                             Book Entry-
                                                                             $12;
                                                                             All other-$25

Japan                       5.0         $ 25     Venezuela            45.0            $125

Jordan                     45.0         $125     Zambia               35.0            $100
Kenya                      35.0         $100     Zimbabwe             35.0            $100
------------------------------------------------------------------------------------------

* Not 17f-5 eligible at this time.

II.  MULTICURRENCY ACCOUNTING

Maintain investment ledgers in local and base currency, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS 52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports in multicurrency detail. Securities yield or market value quotations will be provided to State Street via State Street's Automated Pricing System (See Section III) or by the fund.

Portfolios with U.S. Holdings Only          $3,000 per month/portfolio
Global Portfolios                           $4,000 per month/portfolio


III.  NAVIGATOR AUTOMATED PRICING

Monthly Base Charge                                              $375.00
Monthly Quote Charge:
     Municipal Bonds via Kenny/S&P or Muller Data                 $16.00
     Corporate, Municipal, Convertible, Government Bonds
                and Adjustable Rate Preferred Stocks Via IDSI     $13.00
     Government, Corporate Bonds via Kenny/S&P or Muller          $11.00
     Government, Corporate and Convertible
                 Bonds via Merrill Lynch                          $11.00
     Foreign Bonds via Extel                                      $10.00
     Options, Futures and Private Placements                       $6.00
     Listed Equities (including International) and OTC Equities    $6.00


For billing purposes, the monthly quote charge will be based on the number of positions in the portfolio at month end.


IV.  SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation, fund administration activities, self directed securities lending transactions, SaFiRe financial reporting, multiple class and core/feeder accounting, and other special items will be negotiated separately.

V.  OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

- Telephone                               - Transfer Fees
- Wire Charges ($5.25 in and $5 out)      - Price Waterhouse Audit Letter
- Postage and Insurance                   - Federal Reserve Fee for Return
- Courier Service                           Check items over $2,500 ($4.25 each)
- Duplicating                             - GNMA Transfer ($15 each)
- Legal Fees                              - PTC Deposit/Withdrawal for same
- Supplies Related to Fund Records          day turnaround ($50 each)
- Rush Transfer ($8 each)                 - Subcustodian charges
- Items held in Street name over record
  date at request of trader ($50 each)


VI.  PAYMENT

 . The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

 .  Fees will be charged on an accumulated basis for the 1/st/ year by 1/12/th/
   (i.e. 1/12/th/ for month one, 2/12/th/ for month two, etc.) each month for the three start-up funds listed below. There after, the full fee schedule will take effect for the below named funds. Subsequent funds will be charged the full schedule from inception.

   Sun Capital Money Market Fund
   Sun Capital Investment Grade Bond Fund
   Sun Capital Real Estate Fund



FUND NAME                     STATE STREET

By: /s/ Robert P. Vrolyk      By: /s/ Kathleen C. Cuocolo

Title: Treasurer              Title: Senior Vice President

Date: December 1, 1998        Date: November 13, 1998

             DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
             ----------------------------------------------------

     AGREEMENT between Sun Capital Advisers Trust (the "Customer") and State Street Bank and Trust Company ("State Street").

                                    PREAMBLE

     WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Agreement (the "Custodian Agreement") dated as of November 30, 1998;

     WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON/SM/ Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

     WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.   SYSTEM AND DATA ACCESS SERVICES

   a.   System.  Subject to the terms and conditions of this Agreement, State
        ------
Street hereby agrees to provide the Customer with access to State Street's Multicurrency HORIZON/SM/ Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports and information, solely on computer hardware, system software and telecommunication links as listed in Attachment B (the "Designated Configuration") of the Customer, or certain third party service providers to the Customer approved by State Street such as independent auditors, investment advisors or investment managers, or other service providers ("Investment Advisors"), solely with respect to the Customer or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

   b.   Data Access Services.  State Street agrees to make available to the
        --------------------
Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to
(i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client

Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

   c.   Additional Services.  State Street may from time to time agree to make
        -------------------
available to the Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.   NO USE OF THIRD PARTY SYSTEMS-LEVEL SOFTWARE

     State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.   LIMITATION ON SCOPE OF USE

   a.   Designated Equipment; Designated Location.  The System and the Data
        -----------------------------------------
Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer or the Investment Advisor located in Wellesley, Massachusetts ("Designated Location").

   b.   Designated Configuration; Trained Personnel.   State Street shall be
        -------------------------------------------
responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System. State Street shall take commercially reasonable measures to maintain back-up services and facilities so as to enable it to resume the provision of services hereunder and, to the extent technologically possible, recover lost or damaged Customer data within a commercially reasonable time frame following the occurrence of an event which results in the interruption or suspension of service.

   c.   Scope of Use.  The Customer will use the System and the Data Access
        ------------
Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for purposes of reporting and analysis. The Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services,
(ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the

System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or (vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

   d.   Other Locations.  Except in the event of an emergency or of a planned
        ---------------
System shutdown, the Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

   e.   Title.  Title and all ownership and proprietary rights to the System,
        -----
including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

   f.   No Modification.  Without the prior written consent of State Street, the
        ---------------
Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

   g.   Security Procedures.  The Customer shall comply with data access
        -------------------
operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon a material breach by Customer of such operating standards or security procedures, and upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

   h.   Inspections.  State Street shall have the right to inspect the use of
        -----------
the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this

Agreement. The on-site inspections shall be upon prior written notice to the Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Investment Advisor's business.

4.   PROPRIETARY INFORMATION

   a.   Proprietary Information.  The Customer acknowledges and State Street
        -----------------------
represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer and excluding any and all Customer data provided by the Customer to State Street shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in the strictest confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer further acknowledges that State Street shall not be required to provide the Investment Advisor with access to the System unless it has first received from the Investment Advisor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C to this Agreement. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

   b.   Cooperation.  Without limitation of the foregoing, the Customer shall
        -----------
advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

   c.   Injunctive Relief.   The Customer acknowledges that the disclosure of
        -----------------
any Proprietary Information will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

   d.   Survival. The provisions of this Section 4 shall survive the termination
        --------
of this Agreement.

5.   LIMITATION ON LIABILITY

   a.   Limitation on Amount and Time for Bringing Action.  The Customer agrees
        -------------------------------------------------
that any liability of State Street to the Customer or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Customer in custody fees during the preceding 24 months. In no event shall State Street be liable to the Customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

   b.   Limited Warranties.  State Street warrants that it owns all rights to
        ------------------
the Systems necessary to enter into this Agreement. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET.

   c.   Third-Party Data.  Organizations from which State Street may obtain
        ----------------
certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

   d.   Regulatory Requirements.  As between State Street and the Customer, the
        -----------------------
Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

   e.   Force Majeure.  Neither party shall be liable for any costs or
        -------------
damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus beyond the commercially reasonable care of the party, natural disaster, governmental action, or communication disruption.

   f.   YEAR 2000.   STATE STREET WILL TAKE REASONABLE STEPS TO ENSURE THAT THE
        ----------
SYSTEM REFLECTS THE AVAILABLE STATE OF THE ART TECHNOLOGY TO OFFER PRODUCTS THAT ARE YEAR 2000 COMPLIANT, INCLUDING, BUT NOT LIMITED TO, CENTURY RECOGNITION OF DATES, CALCULATIONS THAT CORRECTLY COMPUTE SAME CENTURY AND MULTI- CENTURY FORMULAS AND DATE VALUES, AND INTERFACE VALUES THAT REFLECT THE DATE ISSUES ARISING BETWEEN NOW AND THE NEXT ONE HUNDRED YEARS. IF ANY CHANGES ARE REQUIRED, STATE STREET WILL MAKE THE CHANGES TO ITS PRODUCTS AT NO COST TO CUSTOMER AND IN A COMMERCIALLY REASONABLE TIME FRAME AND WILL REQUIRE THIRD-PARTY SUPPLIERS TO DO LIKEWISE.

   g.   European Monetary Unit.  State Street is engaged in commercially
        -----------------------
reasonable efforts consistent with industry norms to create systems and procedures which will enable it to process cash transactions in both the Euro and the underlying national currency denominations by January 1, 1999. State Street's schedule for conversion to the Euro and other preparations for the European Economic and Monetary Union ("EMU") may be substantially affected by significant events or decisions made by various participants, institutions, entities or nations involved in the introduction of the EMU and the Euro.


6. INDEMNIFICATION

        a. The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees or agents or the Investment Advisor and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

        b. State Street shall indemnify and hold harmless the Customer from all loss, cost damage and expense, including reasonable fees and expenses for counsel, incurred or suffered by it to the extent resulting from any claims or copyright, trademark or other intellectual property infringement as a result of the Customer's using the System. To the extent State Street is required to indemnify any such losses under this section 6b., such indemnification shall be subject to, and count towards, the liability limitation contained in Section 5 hereof.

7.   FEES

     Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.   TRAINING, IMPLEMENTATION AND CONVERSION

   a.   Training.  State Street agrees to provide training, at a designated
        --------
State Street training facility or at the Designated Location, to the Customer's personnel as reasonably requested from time to time by the Customer in connection with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

   b.   Installation and Conversion.  State Street shall be responsible for the
        ---------------------------
technical installation and conversion ("Installation and Conversion") of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System:


        (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

        (ii) State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.


9.   SUPPORT

     During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.  TERM OF AGREEMENT

   a.   Term of Agreement.  This Agreement shall become effective on the date of
        -----------------
its execution by State Street and shall remain in full force and effect until terminated as herein provided.

   b.   Termination of Agreement.  Either party may terminate this Agreement (i)
        ------------------------
for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

   c.   Termination of the Right to Use.  Upon termination of this Agreement for
        -------------------------------
any reason, any right to use the System and access to the Data Access Services shall terminate and the

Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Agreement or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.  MISCELLANEOUS

   a.   Assignment; Successors.  This Agreement and the rights and obligations
        ----------------------
of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

   b.   Survival.  All provisions regarding indemnification, warranty, liability
        --------
and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

   c.   Entire Agreement.  This Agreement and the attachments hereto constitute
        ----------------
the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver of any right hereunder shall be deemed to be a continuing waiver.

   d.   Severability.  If any provision or provisions of this Agreement shall be
        ------------
held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

   e.   Governing Law. This Agreement shall be interpreted and construed in
        -------------
accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of November 30, 1998.


                             STATE STREET BANK AND TRUST COMPANY


                             By:    /s/ Ronald E. Logue

                             Title: Executive Vice President

                             Date:  November 30, 1998


                             SUN CAPITAL ADVISERS TRUST


                             By:    /s/ Robert P. Vrolyk

                             Title: Treasurer

                             Date:  November 30, 1998

                                 ATTACHMENT A


                 Multicurrency HORIZON/SM/  Accounting System
                          System Product Description
                          --------------------------
                  [TO BE REVISED BASED ON SYSTEMS PURCHASED]


I.   The Multicurrency HORIZON/SM/ Accounting System is designed to provide lot
     -----------------------------------------------
level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services,
(iv) customer's internal computing systems and (v) various State Street provided information services products.

II.  GlobalQuest/R/ is designed to provide customer access to the following
     --------------
information maintained on The Multicurrency HORIZON/SM/ Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables;
4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history, and 10) daily, weekly and monthly evaluation services.

III. HORIZON/R/ Gateway.  HORIZON/R/ Gateway provides customers with the
     ------------------
ability to (i) generate reports using information maintained on the Multicurrency HORIZON/R/ Accounting System which may be viewed or printed at the customer's location; (ii) extract and download data from the Multicurrency HORIZON/R/ Accounting System; and (iii) access previous day and historical data. The following information which may be accessed for these purposes: 1) holdings;
2) holdings pricing; 3) transactions, 4) open trades; 5) income; 6) general ledger and 7) cash.

IV.  SaFiRe\SM\.  SaFiRe\SM\ is designed to provide the customer with the
     ------
ability to prepare its own financial reports by permitting the customer to access customer information maintained on the Multicurrency HORIZON/R/ Accounting System, to organize such information in a flexible reporting format and to have such reports printed on the customer's desktop or by its printing provider.

V.   STATE STREET INTERCHANGE.  STATE STREET INTERCHANGE IS AN OPEN INFORMATION
     ------------------------
DELIVERY ARCHITECTURE WHEREIN PROPRIETARY COMMUNICATION PRODUCTS, DATA FORMATS AND WORKSTATION TOOLS ARE REPLACED BY INDUSTRY STANDARDS AND IS DESIGNED TO ENABLE THE CONNECTION OF STATE STREET'S NETWORK TO CUSTOMER NETWORKS, THEREBY FACILITATING THE SHARING OF INFORMATION.

                                 ATTACHMENT B

                           DESIGNATED CONFIGURATION

                                 [to be added]

                                 ATTACHMENT C

                                  UNDERTAKING

     The undersigned understands that in the course of its employment as Investment Advisor to Sun Capital Advisers Trust (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON/SM/ Accounting System and other information systems (collectively, the "System").

     The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

     The undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

     Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.



                                                SUN CAPITAL ADVISERS, INC.


                                                By:    /s/ Robert P. Vrolyk

                                                Title: Treasurer

                                                Date:  December 1, 1998

                                 ATTACHMENT D
                                    SUPPORT

     During the term of this Agreement, State Street agrees to provide the following on-going support services:

   a.   Telephone Support.  The Customer Designated Persons may contact State
        -----------------
Street's Multicurrency HORIZON/SM/ Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

   b.   Technical Support. State Street will provide technical support to
        -----------------
assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

   c.   Maintenance Support. State Street shall use commercially reasonable
        -------------------
efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

   d.   System Enhancements.  State Street will provide to the Customer any
        -------------------
enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

   e.   Custom Modifications.  In the event the Customer desires custom
        --------------------
modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

   f.   Limitation on Support.  State Street shall have no obligation to support
        ---------------------
the Customer's use of the System: (i) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.